SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003
(February 10, 2003)

IASIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-94521 (Commission File Number)	76-0450619 (I.R.S. Employer Identification No.)

113 Seaboard Lane, Suite A-200 Franklin, Tennessee (Address of principal executive offices)	37067 (Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
AMENDED AND RESTATED CREDIT AGREEMENT
PRESS RELEASE

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

10.1	Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated February 10, 2003

Item 9. Regulation FD Disclosure

On February 10, 2003, IASIS Healthcare Corporation issued a press release announcing the refinancing of its senior bank credit facility. The Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1. The press release is attached hereto as Exhibit 99.1.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION

Date: February 11, 2003	By: /s/ W. Carl Whitmer

W. Carl Whitmer Chief Financial Officer

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EXHIBIT INDEX

No.	Exhibit

10.1	Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers
99.1	Press Release dated February 10, 2003

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